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                                                                    EXHIBIT 99.1


      CERTIFICATIONS REQUIRED BY SEC. 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Marvin J. Girouard, the Chief Executive Officer of Pier 1 Imports, Inc., hereby certify that:

The annual report of Pier 1 Imports, Inc. for the period ended March 1, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date:  May 27, 2003                   By: /s/ Marvin J. Girouard
       ---------------------             -------------------------------------
                                         Marvin J. Girouard,
                                         Chairman of the Board
                                         and Chief Executive Officer



I, Charles H. Turner, the Chief Financial Officer of Pier 1 Imports, Inc., hereby certify that:

The annual report of Pier 1 Imports, Inc. for the period ended March 1, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.



Date:  May 27, 2003                   By: /s/ Charles H. Turner
       ---------------------             -------------------------------------
                                         Charles H. Turner,
                                         Executive Vice President,
                                         Chief Financial Officer and Treasurer